Exhibit 32.1

Certification Pursuant to 18 U.S.C., Section 1350 as adopted

Pursuant to Section 906

of the Sarbanes -Oxley Act of 2002

The undersigned, Mark Labell, is signing this Chief Executive Officer certification as Senior Vice President, Finance, of Malkin Holdings LLC, the Supervisor* of 60 East 42nd St. Associates L.L.C. (“Registrant”) to certify that:

1.	the Annual Report on Form 10-K of Registrant for the period ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C.78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Dated: April 11, 2012

By /s/ Mark Labell
Mark Labell
Senior Vice President, Finance
Malkin Holdings LLC, Supervisor

*	Registrant’s organizational documents do not provide for a Chief Executive Officer or other officer with equivalent rights and duties. As described in the Report, Registrant is a limited liability company which is supervised by Malkin Holdings LLC. Accordingly, this Chief Executive Officer certification is being signed by a senior executive of Registrant’s supervisor.